ADDENDUM # 1 TO AGREEMENT AND PLAN OF REORGANIZATION


         WHEREAS an AGREEMENT AND PLAN OF REORGANIZATION dated as of August 25, 1997 (the "Agreement") was executed and delivered by and among (a) GOLF VENTURES, INC., a Utah corporation ("GVI") , U.S. GOLF COMMUNITIES, INC., a Delaware corporation ("USGCD"), and the USGCD Securityholders; and

          WHEREAS all capitalized terms used in this Addendum are used exactly as defined in the Agreement; and

         WHEREAS unanticipated regulatory and other delays in completing the conditions and expectations of the parties have occurred and the parties are now agreed on a method for bringing this Agreement to Closing sooner than would otherwise occur were the Agreement to continue under its present terms; and

         WHEREAS US Golf has been unable to produce audited financial statements as of either December 31, 1996 or as of a recent date near the Closing through no fault nor bad faith on its part, and is therefore unable to comply with the requirements of Section 11(a)(v); and

         WHEREAS the parties desire to create and enter into this Addendum to the Agreement to modify the Agreement only in the ways and specifics contained in this Addendum, and otherwise affirm the particulars of the Agreement as being in full force and effect; and,

         WHEREAS the parties have used the same paragraph and section numbering in this Addendum as they used in the Agreement, for ease of comparison between this Addendum and the Agreement,

         NOW THEREFORE IT IS AGREED AS FOLLOWS:

         2. Plan of Reorganization. By virtue of their respective execution of this Agreement, GVI and the USGCD Securityholders hereby agree and consent that, subject to the satisfaction by USGCD and the Affiliated Shareholders on the one hand, and by GVI on the other hand, of the covenants and conditions precedent described in this Agreement in Sections 8 and 11, respectively, on the one hand, and in Sections 9 and 11, respectively, on the other hand, on the Closing Date (as hereinafter defined) all of the USGCD Securities shall be exchanged with GVI for shares of GVI's Series D Convertible Preferred Stock or, in the case of the Option Holders, for GVI options entitling the holder thereof to acquire GVI Common Stock. The Series D Preferred Stock to be issued under the Agreement is comprised of authorized but unissued shares of GVI Series D Preferred Common Stock and shall be exchanged on the following basis: 5.2499 shares of Series D Preferred Stock for each one (1) USGCD Common Share(s) tendered and exchanged therefor (the "Conversion Ratio"). It is the intent of the parties hereto that the pre-Reorganization, as defined herein, shareholders of GVI shall retain approximately 19% of the Common Stock following conversion of the Series D Preferred Stock into Common Stock (the "Reorganization"). In the event that either USGCD or GVI should issue additional equity or rescind any currently outstanding equity prior to the Closing Date, as defined erein, the Conversion Ratio shall be adjusted proportionately to preserve the foregoing expectation. Fractional shares of USGCD shall be rounded up to the nearest whole share. Prior to such exchange, GVI also shall establish its Long Term Equity-Based Incentive Plan, and shall reserve 3,000,000 (post-Reorganization) shares of GVI Common Stock for issuance thereunder. The Option Holders shall be entitled to exercise their respective USGCD Options with respect to their pro rata portion of such reserved shares. GVI hereby agrees to issue to the USGCD Securityholders and the USGCD Securityholders hereby accept, in exchange for all of the USGCD Securities, an aggregate of 6,672,578 shares of Series D Preferred Stock and the GVI stock option plan as described above. The shares of Series D Preferred Stock shall be issued to the USGCD Securityholders based upon the number of USGCD Common Shares held as indicated on EXHIBITS 1 AND 2, and as summarized in a schedule attached to this Addendum labeled "Addendum Schedule 1".

         3. Delivery of the USGCD Securities. On the Closing Date, the USGCD Common Shareholders will deliver to GVI, in exchange for the Series D Preferred Stock as hereinabove provided, certificates representing all of the issued and outstanding USGCD Common Shares duly endorsed in blank with signature guaranteed or with executed stock powers attached thereto with signature guaranteed and in transferrable form with any required documentary or transfer tax stamps affixed at the USGCD Common Shareholders' sole and exclusive expense so as to make GVI the sole owner thereof, free and clear of any and all liens, claims and encumbrances, of any nature whether accrued, absolute, contingent or otherwise.
 ...............

         7. Representations and Warranties of GVI. By virtue of its execution of this Agreement, GVI hereby represents and warrants to USGCD and the USGCD Securityholders as follows:
 ...............

                  (e) Capitalization. The capitalization of GVI as of the Closing Date will be substantially as follows:

         Authorized                                   Issued and Outstanding
         25,000,000 shares of Common Stock             6,290,692 shares1
         10,000,000 shares of Preferred Stock           58,676 shares2
--------
          1 Includes shares presently issued and outstanding plus: (a) up to 225,700 shares to be converted from Class A Preferred; (b) 3,942,450 to convert GVI Class B Preferred; and (c) 30,000 shares to be issued to settle the obligation owed to Airport Development Group. This amount does not include any shares that may be issuable to George Badger or to American Resources and Development Co., a Utah corporation ("ARDCO") following the Closing.

          2 The preferred stock issued to date is as follows:

 Series A  Convertible  Preferred      350,000  authorized     25,000 issued    25,000 outstanding
 Series B Convertible Preferred        350,000 authorized     259,427  issued   33,676 outstanding
 Series  C  Preferred                  136,093 authorized     136,093 issued       0 outstanding


All shares of Common Stock and Preferred Stock issued and outstanding are duly authorized, validly issued, fully paid and nonassessable. The shares of GVI
Series D Preferred Stock issued under this Agreement to the USGCD Securityholders who received USGCD Common Shares in connection with the Golf Interests Acquisition (defined below) shall, in the aggregate, constitute not less than eighty-one percent (81%) of the total voting power and economic interest of immediately following such issuance. The parties acknowledge that GVI will have at Closing insufficient authorized but unissued shares of its Common Stock to allow for the conversion of all of the Series D Preferred Stock, which will all be in the hands of the USGCD Securityholders. The parties agree to work together following the Closing to call a shareholders meeting of GVI for the purpose, among others, to increase the authorized common shares of GVI to 100,000,000 shares.
 ........
          (r) Shares Validly Issued without Assessment or Liabilities. All of the shares of Series D Preferred Stock, as and when delivered as required pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof and will convey to the USGCD Securityholders good and valid title to such securities, free and clear of any liens, encumbrances or claims of any nature, contingent or otherwise, and will entitle the USGCD Securityholders to all the rights of holders of such securities, subject in each case to the restrictions on transferability imposed by the Securities Act and the rules and regulations of the United States Securities and Exchange Commission (the "SEC") promulgated thereunder. The GVI Common Stock issuable upon the conversion of the Series D Preferred Stock will be similarly endowed legally.
 ..........

          (y) Actions Not to be Taken Prior to Closing. Prior to the Closing Date, GVI will not, without the prior written consent of USGCD, do or agree to do any of the following:
 ..........

               (iii) No Contracts or Modifications. Except for a settlement and release to be entered into with ARDCO, a similar agreement to be entered into with George Badger, and a similar agreement with certain engineers who have rendered valuable service to GVI and deserve compensation in a negotiated settlement, [to continue as in the Agreement] ...........

               (vii) No Issuance of Securities. Other than the issuance of common stock to ARDCO, George Badger, the engineers referenced in (iii), above, and the creation and issuance of Series D Preferred Stock to the shareholders of USGCD, [to continue as in the Agreement]
 ..........

         10.      Registration Rights.
                  (a) "Piggy-back Rights." If at any time, or from time to time, GVI proposes to file a registration statement on any appropriate form (a "Registration Statement") (other than in connection with an exchange offer or a registration statement on Form S4 or S-8 or at the demand of, or on behalf of, any shareholder of GVI) under the Securities Act with respect to any Common Stock for sale to the public for its own account which would permit registration of Common Stock (for the purposes of this Section 10 "Registrable Securities"), to be received upon the conversion of the Series D Preferred Stock and upon the exercise of any option, by the USGCD Securityholders, Banque SCS, Olympus Investments and Miltex Industries (collectively for the purposes of this Section 10, the "Holder(s)"), GVI shall: [to continue as in the Agreement]

         11.      Conditions Precedent to Closing.

                  (a)      Conditions Precedent of GVI.

                           (v)  Financial Statements.  USGCD  Audited  Financial
Statements reflecting a minimum net book value of USGCD's properties of twelve million dollars ($12,000,000) shall not be a condition of closing for GVI, but shall become a covenant of USGDCD to perform as soon as possible following Closing recognizing that significant financial statements for USGCD will need to be filed with the SEC on or before the 75th day following Closing. [Section 11(a) to continue as in the Agreement]

                  (b) Conditions Precedent of USGCD. All of the obligations of USGCD and the USGCD Securityholders under and pursuant to this Agreement are and shall be subject to the representations and warranties of GVI being true and correct at the Closing Date except for such representations and warranties that are expressly given as of a specific date or as of the date hereof and the fulfillment prior to or on the Closing Date of each of the following:

                           (i)      Stock  Certificates.  Certificates  for  the
shares of Series D Preferred Stock in such names and in such denominations as the USGCD Securityholders as shown in the attached Appendix A.

                           (vii)    Satisfaction  of SEC  Requirements.  GVI (A)
shall have responded to all outstanding comments of the SEC regarding its Form 10-SB, (B) shall have amended its Form 10-SB (to the extent and/or including the requirement that its Financial Statements be amended as needed to meet the SEC comments, (C) shall have filed preliminary proxy materials with the SEC in connection with a stockholder's meeting (i) entitling it to modify its capital structure to enable it to convert the Series D Preferred Stock, (ii) adopting the GVI Long Term Equity-Based Incentive Plan; and (D) shall have issued Press Releases and/or filed any required Forms 3 and 4 and Reports on Form 8-K and Schedules 14D, or Schedules 13D, to reflect changes in management and/or control which occurred or, if reportable, which were agreed upon prior to Closing.

                           (xi)     Shareholder Matters.  [Waived]
 ...............

         (13) (b) Restrictive Legend. The USGCD Securityholders further covenant and agree that the certificates representing all of the shares of Series D Preferred Stock to be delivered pursuant to this Agreement, as well as all shares of Common Stock issuable in conversion of the Series B Preferred Stock, shall bear a restrictive legend in substantially the following form:

                  "The Shares represented by this certificate have not been registered under the Securities Act of 1933 as amended. They may not be sold, assigned or transferred in the absence of an effective registration statement for the Shares under the said Securities Act, receipt of a 'no action' letter from the Securities and Exchange Commission or an opinion of counsel satisfactory to the Corporation that registration is not required under said Securities Act."

 ...............

         16. Closing Date. The closing of the transaction contemplated herein (the "Closing") shall take place in person, by mail or otherwise and be consummated on Wednesday, November 12, 1997, or as soon thereafter as is practically possible.

 ...............

         29. Notices. Any notice hereunder shall be given, and any instrument delivered, four days after being mailed or registered certified mail, postage prepaid, or 24 hours after such notice has been sent by straight telegram, telex, facsimile or other means of instantaneous transmission, charges pre-paid as follows:

         NAME                               ADDRESS

If to GVI                                   Attn: Duane H. Marchant
                                            345 North 2450 East
                                            St. George, Utah 84790
                                            435-628-8142
                                            435-674-7938 facsimile

with a simultaneous copy to:                Lorin E. Patterson, Esq.
                                            Ray Quinney & Nebeker, P.C.
                                            79 South Main Street, Suite 700
                                            Salt Lake City, Utah 84111
                                            801-532-1500
                                            801-532-7543 facsimile

If to USGCD and the USGCD                   Attn: Mr. Warren Stanchina
Security Holders within                     255 South Orange Ave. Suite 1515
twelve (12) months following                Orlando, Florida 32801
the Closing:                                407-245-7557
                                            407-245-7585 facsimile
with a simultaneous copy to:                James R. Leone, Esq.
                                            1275 Lake Heathrow Lane
                                            Heathrow Florida 32746
                                            407-805-9200
                                            407-805-9030 facsimile

         All provisions of the Agreement not specifically amended by this Addendum # 1 shall be read together with the provisions of this Addendum effect the parties' desire to amend the Agreement as shown by the words and context of this Addendum No. 1.

         IN WITNESS WHEREOF, the parties have executed this Addendum # 1 as of October 31, 1997.


GOLF VENTURES, INC.                         U.S. GOLF COMMUNITIES, INC.



By:  /s/ Duane H. Marchant                 By: /s/ Warren J. Stanchina
     -------------------------------          -------------------------------
         Duane H. Marchant, President          Warren J. Stanchina, President



USGCD SECURITYHOLDERS



By:  /s/ Wolfgang Duren
   -----------------------------------
     Wolfgang Duren, Attorney-In-Fact

                                   Appendix A


                                                NUMBER OF RESTRICTED
         NAME OF                                      SERIES D
   US GOLF SHAREHOLDER                            PREFERRED SHARES

Autohaus Augsburg                                      155,237

Niels Baltus-Michaelsen                                 20,354

Gotz Von Bentzel                                        42,756

de Smet, Edmond                                         37,564

Cornelia Duren                                         102,448

Wolfgang Duren                                       1,164,859

Hermann Flachsmann                                     659,195

Wolfgang Gorwitz                                        75,133

Alfons Jungsberger                                      31,757

Volker Klemens                                          37,564

Nicolaus Kummer                                         68,234

Dr. Heinrich Ludwig                                     75,133

Dr. Walter Massmann                                    210,577

Dr. W. Menne                                                 0

Peter Muthig                                           112,696

Thomas Rimbach                                          52,500

Walter Sandbichler                                      37,564

Franz Speith                                            37,564

Dan and Marianne Stanchina                              15,750

Double Eagle Properties, Ltd.                        1,306,614

Michaela Wiedemann                                      95,875

Dr. Michael Wiedemann                                  614,470

Wolfgang Duren, Trustee (Cutter Sound,
  M-K-R - N & C Kummer GBR)                            111,145

Wolfgang Duren, Trustee (Cutter Sound,
 M-K-R - T. Rimbach)                                   111,145

Wolfgang Duren, Trustee (Cutter Sound,
 M-K-R - Menne Share)                                  231,362

Sub Total for Share Exchange                         5,407,498


Wolfgang Duren, Trustee (PGP)                        1,265,080

Sub Total for Loan Conversion Shares                 1,265,080

Total GVI Stock To Be Issued To USG Shareholders     6,672,578